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                                                                 EXHIBIT 99.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Royal Appliance Mfg. Co. Employee's Profit Sharing Retirement Plan and Trust on Form S-8 (File No. 33-44802) of our report dated March 25, 1997, on our audits of the financial statements of Royal Appliance Mfg. Co. Employee's Profit Sharing Retirement Plan and Trust as of December 31, 1995 and 1996, and for the years ended December 31, 1995 and 1996, which report is included in this Annual Report on Form 10-K.

                                                    Coopers & Lybrand L.L.P.

Cleveland, Ohio
March 25, 1997